UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 11, 2014

Spark Networks, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32750	20-8901733
(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 600 Los Angeles, CA	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 893-0550

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of Employment Agreement with Gregory R. Liberman

On February 11, 2014, Spark Networks, Inc. (the “Company”) and Gregory R. Liberman, the Company’s Chairman of the Board, Chief Executive Officer and President entered into an amendment and restatement of his Executive Employment Agreement (the “Agreement”). The amendments to the Agreement include (i) extension of the term of the Agreement to April 11, 2017, and (ii) extension of right of one year to exercise options upon certain termination events to Mr. Liberman’s remaining outstanding options. There were no other material changes to the terms of Mr. Liberman’s employment as previously disclosed in the Company’s Proxy Statement and Form 8-K filed with the Securities and Exchange Commission on April 2, and October 21, 2013, respectively.

A copy of the Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of Mr. Liberman’s Agreement in Item 5.02 of this Current Report on Form 8-K is qualified in its entirety by the terms of the Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Executive Employment Agreement dated effective February 11, 2014 between Spark Networks, Inc. and Gregory R. Liberman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS, INC.

Date: February 14, 2014

	By:	/s/ Joshua Kreinberg
Name: Joshua Kreinberg
Title: General Counsel

EXHIBIT INDEX

Exhibit No.	Document

10.1	Executive Employment Agreement dated effective February 11, 2014 between Spark Networks, Inc. and Gregory R. Liberman